Tidal Trust III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 75 and Amendment No. 78, to the Registration Statement on Form N-1A of FIRE Funds Wealth Builder ETF and FIRE Funds Income Target ETF, each a series of Tidal Trust III.

/s/	TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 8, 2024